                                                                Exhibit 99.1

[Mail-Well logo]

----------------------------------------------------------------------------

                                                8310 S. Valley Highway, #400
                                                    Englewood, CO 80112-5806

                                                          INVESTOR RELATIONS
                                                       PHONE: (303) 790-8023
                                                         FAX: (303) 566-7466
                                                           www.Mail-Well.com

     For Immediate Release February 9, 2004

            MAIL-WELL ANNOUNCES CONTINUED IMPROVED PROFITABILITY

     ENGLEWOOD, COLO. (FEBRUARY 9, 2004) -- Mail-Well, Inc., (NYSE: MWL) announced its results for the fourth quarter and year ended December 31, 2003. The net income for the quarter was $5.7 million, or $0.12 per share on a diluted basis, and $8.4 million, or $0.17 per share on a diluted basis, for the year 2003, on sales of $424 million and $1,672 million, respectively, compared to a net loss of $2.6 million, or $0.05 per share, and a net loss $202 million, or $4.24 per share, on sales of $436 and $1,729 million during the same periods of 2002. In the three months ended December 31, 2003, results included restructuring costs of $0.3 million and a loss on discontinued operations of $0.4 million, net of tax. In the three months ended December 31, 2002, Mail-Well's net loss included a charge for restructuring of $11.3 million and a loss of $2.9 million, net of tax, on discontinued operations.

     EBITDA for the fourth quarter of 2003 was $39.5 million and for the full year $131.6 million, compared to ongoing EBITDA of $121.0 million achieved for the full year 2002 representing a 9% improvement. An explanation of the Company's use of EBITDA for comparative purposes is provided below.

     Net cash provided by operating activities in the quarter ended December 31, 2003 was $25.8 million and $59.5 million for the year then ended.

     Paul Reilly, Chairman, President and CEO, stated, "These reported results represent the sixth consecutive quarter where the company has achieved year over year improvement in profitability in a difficult industry environment. They are very much in line with the guidance we gave throughout 2003 and with the expectations of the analysts who follow our stock and our debt instruments. During the year we have increased our market share, increased our profitability and increased our return on capital employed. We intend to continue on the same path in 2004."

     Reilly also stated, "The activity in our markets is improving as the economy is now strengthening, and we expect that, as some overcapacity in our businesses is absorbed, prices will improve. Our new organization around total customer solutions is already allowing us to achieve major customer gains. We will continue investing significant time and resources to develop our people, organization and facilities. We anticipate that the mobilization of our employees to better serve our customers and the organization of our operations around our customers' needs will generate top line growth and allow us to grow our positions in all of our markets."

     Mail-Well will hold a conference call today, Monday February 9th at 1:00 p.m. Eastern Time (12 noon Central, 11:00 a.m. Mountain, 10:00 a.m. Pacific Time). To participate in the Mail-Well conference call, please dial in to 1-866-675-7686 and provide conference ID 3982499. Please call 5-7 minutes before the call is to begin. The conference call will also be available via webcast. To listen to the webcast, go to www.mail-well.com, www.streetevents.com, or www.fulldisclosure.com.

     If you are unable to join the Mail-Well conference call, you may access a replay of the call starting Monday, February 9th, 2004 at 4:00 pm Eastern Time until Midnight Eastern Time, February 16th, 2004. To access the replay, please dial 866-219-1444 and reference the conference ID 3982499.

     EBITDA (earnings before interest, taxes, depreciation and amortization) should not be considered as an alternative to any measure of operating results as promulgated under accounting principles generally accepted in the United States (such as operating income or net income), nor should it be considered as an indicator of our overall financial performance. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of results. Additionally, our method of calculating EBITDA may be different from the method used by other companies and therefore comparability may be limited. EBITDA has not been provided as a measure of liquidity. The Supplemental Information to the press release includes the Company's Statement of Cash Flows.

     We use EBITDA as a supplemental measure of performance because we believe it gives the reader a more complete understanding of our operating results before the impact of investing and financing transactions. The comparison presented is net of certain adjustments made in 2002 for divested operations and restructuring charges. A reconciliation of net income (loss) under GAAP to EBITDA, and a reconciliation of EBITDA as reported to ongoing EBITDA in 2002, are presented in the Supplemental Information to this press release.

     Mail-Well (NYSE: MWL) is one of North America's leading providers of visual communications with one-stop services from design to fulfillment. The company's broad portfolio of services and products include e-services, envelopes, offset and digital printing, as well as printed office products. The company is uniquely positioned by serving both direct customers through its commercial segment as well as wholesalers and value-added resellers through its resale segment. Mail-Well currently has approximately 10,000 employees and operates more than 80 printing facilities and five state-of-the-art print fulfillment and distribution centers strategically located throughout North America. The company is headquartered in Englewood, Colorado.

     This press release may contain certain forward-looking statements of management. It should be understood that all such statements are subject to various uncertainties and risks that could affect their outcome. Factors which could cause or contribute to such differences include, but are not limited to, the ability to execute strategic initiatives, economic conditions, product demand and sales, ability to obtain assumed productivity and cost savings, interest rates, foreign currency exchange rates, paper and raw material costs and the ability to pass them through to customers, waste paper prices, postage rates, union relations, competition and competitors' actions, availability of financing, and changes in the direct mail industry. Please refer to the company's 10-K, 10-Q and other SEC filings for a more detailed discussion of the risks. None of management's statements in this release should be considered an offer to sell or a solicitation of an offer to buy Mail-Well securities.

     CONTACT:     Mr. Michel P. Salbaing
                  Senior Vice President and Chief Financial Officer MAIL-WELL, INC.
                  (303) 790-8023


     NOTE: News Releases and other information on Mail-Well can be accessed at www.mail-well.com


                                    # # #

[Mail-Well logo]



FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(unaudited)

                                                              THREE MONTHS ENDED DECEMBER 31            YEAR ENDED DECEMBER 31
                                                                  2003               2002               2003               2002

CONSOLIDATED RESULTS

Net sales                                                     $   424,300        $   435,536        $ 1,671,664        $ 1,728,705
Gross profit                                                       89,624             91,239            334,546            343,344
Operating income (loss)                                            28,618             13,976             85,545            (32,919)
Income (loss) from continuing operations                            6,117                337              7,138            (73,488)
Gain (loss) on disposal of discontinued operations                   (372)            (2,910)             1,548            (16,868)
Cumulative effect of change in accounting principle                     -                  -               (322)          (111,748)
-----------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                             $     5,745        $    (2,573)       $     8,364        $  (202,104)

Income (loss) per share from continuing operations -
  assuming dilution                                           $      0.13        $      0.01        $      0.15        $     (1.54)
Net income (loss) per share - assuming dilution               $      0.12        $     (0.05)       $      0.17        $     (4.24)

===================================================================================================================================
SEGMENT INFORMATION

NET SALES:
  Commercial                                                  $   326,826        $   331,606        $ 1,272,525        $ 1,268,367
  Resale                                                           97,474            103,930            399,139            460,338
-----------------------------------------------------------------------------------------------------------------------------------
     Total                                                    $   424,300        $   435,536        $ 1,671,664        $ 1,728,705

OPERATING INCOME (LOSS):
  Commercial                                                  $    19,063        $    10,119        $    58,703        $     1,514
  Resale                                                           12,446              9,865             44,704             43,299
  Corporate services and other charges                             (2,891)            (6,008)           (17,862)           (77,732)
-----------------------------------------------------------------------------------------------------------------------------------
     Total                                                    $    28,618        $    13,976        $    85,545        $   (32,919)

EBITDA*:
  Commercial                                                  $    27,843        $    18,862        $    94,920        $    37,626
  Resale                                                           14,823             12,740             54,499             55,446
  Corporate                                                        (3,167)            (3,393)           (17,843)           (41,948)
-----------------------------------------------------------------------------------------------------------------------------------
  Total                                                       $    39,499        $    28,209        $   131,576        $    51,124

OPERATING INCOME MARGINS:
  Commercial                                                        5.83%              3.05%              4.61%              0.12%
  Resale                                                           12.77%              9.49%             11.20%              9.41%

EBITDA MARGINS*:
  Commercial                                                        8.52%              5.69%              7.46%              2.97%
  Resale                                                           15.21%             12.26%             13.65%             12.04%


===================================================================================================================================
FINANCIAL POSITION                                         DECEMBER 31, 2003  DECEMBER 31, 2002

Working capital                                               $   108,103        $   100,330
Total assets                                                    1,107,393          1,107,367
Total debt                                                        748,961            763,899
Shareholders' equity                                               71,233             42,768
-----------------------------------------------------------------------------------------------------------------------------------

* See Appendix 2 in the Supplemental Information to the Press Release for the definition of EBITDA, reconciliation to net income and the reasons why EBITDA is a relevant non-GAAP financial measure for Mail-Well.

                              [Mail-Well logo]





                Supplemental Information to the Press Release





                        For the Fourth Quarter Ended
                              December 31, 2003



                          Released February 9, 2004

[Mail-Well logo]

-----------------------------------------------------------------------------
Fourth quarter ended December 31, 2003




                                                                       Page


 Financial and Operational Summary and Recent Developments               1
-----------------------------------------------------------------------------

 Consolidated Balance Sheets                                             3
-----------------------------------------------------------------------------

 Consolidated Statements of Operations                                   4
-----------------------------------------------------------------------------

 Consolidated Cash Flow Statements                                       5
-----------------------------------------------------------------------------

 Segment Results                                                         6
-----------------------------------------------------------------------------

 Appendix 1 - Impacts of Divestitures and Restructuring Activities on
 Ongoing Operations                                                      7
-----------------------------------------------------------------------------

 Appendix 2 - Reconciliation of Net Income to EBITDA                     8
-----------------------------------------------------------------------------

Financial and Operational Summary and Recent Developments

----------------------------------------------------------------------------
Three months ended December 31, 2003


Financial and Operational Summary
---------------------------------

CONSOLIDATED RESULTS: Excluding restructuring expenses and other related charges recorded in 2002, consolidated operating income improved $2.0 million during this quarter and $11.8 million for the year.

COMMERCIAL: Excluding restructuring expenses recorded in 2002, the operating income of the commercial segment was flat in this quarter and improved $14.5 million for the year.

RESALE: Excluding restructuring expenses recorded in 2002, the operating income of the resale segment decreased $0.6 million in this quarter and decreased $2.1 million for the year.

DEBT: Cash flow used to reduce debt in the quarter was approximately $12.4 million. On a year-to-date basis, cash flow used to reduce debt was $33.6 million (including payments on a synthetic lease which increased debt by $17.0 million on the 2003 balance sheet due to the adoption of Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, and Interpretation of Accounting Research Bulletin No. 51 on January 1, 2003.)

CAPITAL EXPENDITURES: During the year ended December 31, 2003, capital expenditures were $31.6 million as compared to $30.9 million last year.

AVAILABILITY: Credit available under our credit facility was $111.6 million based on the certificate filed for the activity ending December 31, 2003.

Financial and Operational Summary and Recent Developments
----------------------------------------------------------------------------


Recent Developments
-------------------

* On January 21, 2004, we announced the offer of $320,000,000 million in aggregate principal amount of 7 7/8% senior subordinated notes due December 2013. The Company intends to use the proceeds to consummate the cash tender offer and consent solicitation for any and all of its $300,000,000 outstanding principal amount of its 8 3/4% Senior Subordinated Notes due 2008.

* On October 27, 2003, we announced a company-wide reorganization by which the company is aligning itself more closely to suit its customers' needs. The company is now organized into two business segments: commercial (serving the needs of direct customers) and resale (serving wholesalers and value-added resellers). Prior to this change, Mail-Well was organized around three product lines: commercial printing, envelopes and printed office products. We believe the new structure will greatly improve our ability to deliver quality products and services with the speed, reliability, and efficiency that our customers demand.

* We secured two major customer agreements in the quarter. One of the top mailers in America signed a three year multi-million dollar contract for envelopes and printed products. In addition, a top tier direct mailer, signed a four year multi-million dollar contract which made Mail-Well their primary supplier of envelopes and printed products.

* Our 360(degree) Enterprise Solutions Sales Group implemented a contract with Starwood Hotels and Resorts Worldwide, Inc. This is the model of the future for all Enterprise accounts and 22 sales people are supporting this contract. Starwood has named Mail-Well their exclusive supplier of envelopes, printing and printed office products.

* We had two major equipment installations in Chicago during this quarter; a Comco six color high-resolution flexo press and a state of the art jumbo envelope machine.

* We also installed the fourth Hewlett Packard Indigo Digital press at our Massachusetts facility.

CONSOLIDATED BALANCE SHEETS

Mail-Well, Inc. and Subsidiaries
(in thousands)

                                                                      DECEMBER 31           DECEMBER 31
                                                                          2003                  2002
ASSETS
Current assets:
   Cash and cash equivalents                                          $       307           $     2,650
   Accounts receivable, net                                               223,541               219,924
   Inventories, net                                                        91,402               103,533
   Net assets held for sale                                                     -                 4,492
   Other current assets                                                    48,135                45,762
--------------------------------------------------------------------------------------------------------
       Total current assets                                               363,385               376,361
--------------------------------------------------------------------------------------------------------

 Property, plant and equipment, net                                       388,240               379,624
 Goodwill and other intangible assets, net                                319,079               308,947
 Other assets, net                                                         36,689                42,435
--------------------------------------------------------------------------------------------------------
 TOTAL ASSETS                                                         $ 1,107,393           $ 1,107,367
--------------------------------------------------------------------------------------------------------

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Accounts payable                                                   $   140,468           $   151,930
   Accrued compensation and related liabilities                            53,209                53,292
   Other current liabilities                                               59,030                67,848
   Current maturities of long-term debt                                     2,575                 2,961
--------------------------------------------------------------------------------------------------------
        Total current liabilities                                         255,282               276,031
--------------------------------------------------------------------------------------------------------

 Long-term debt                                                           746,386               760,938
 Deferred income taxes                                                      8,833                10,336
 Other liabilities                                                         25,659                17,294
--------------------------------------------------------------------------------------------------------
 Total liabilities                                                      1,036,160             1,064,599
--------------------------------------------------------------------------------------------------------

 Shareholders' equity:
   Common Stock                                                               484                   483
   Paid in capital                                                        213,850               213,826
   Accumulated deficit                                                   (147,117)             (155,481)
   Deferred compensation                                                   (1,714)               (2,471)
   Accumulated other comprehensive income (loss)                            5,730               (13,589)
--------------------------------------------------------------------------------------------------------
 Total shareholders' equity                                                71,233                42,768
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                           $ 1,107,393           $ 1,107,367
--------------------------------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF OPERATIONS

Mail-Well, Inc. and Subsidiaries
(in thousands, except per share data)
(unaudited)
                                                                   THREE MONTHS ENDED                     YEAR ENDED
                                                                       DECEMBER 31                        DECEMBER 31
                                                                 2003              2002              2003             2002
Net sales                                                    $   424,300       $   435,536       $ 1,671,664      $ 1,728,705
Cost of sales                                                    334,676           344,297         1,337,118        1,385,361
------------------------------------------------------------------------------------------------------------------------------
   Gross profit                                                   89,624            91,239           334,546          343,344
------------------------------------------------------------------------------------------------------------------------------

Operating expenses:
  Selling, general and administrative expenses                    60,258            65,226           245,689          263,734
  Amortization of intangibles                                        536               695             1,899            2,237
  Loss on early extinguishment of debt                                 -                 -                 -           16,463
  Impairment loss (gain) on assets held for sale                    (117)                -              (117)           6,436
  Impairment loss on former discontinued operation                     -                 -                 -           12,842
  Restructuring and other charges                                    329            11,342             1,530           74,551
------------------------------------------------------------------------------------------------------------------------------
 Operating income (loss)                                          28,618            13,976            85,545          (32,919)
------------------------------------------------------------------------------------------------------------------------------

Other expense:
  Interest expense                                                17,728            17,908            71,891           70,461
  Other                                                              755              (308)            1,819            1,754
------------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before income
taxes and cumulative effect of a change in accounting
principle                                                         10,135            (3,624)           11,835         (105,134)
Provision for income taxes                                         4,018            (3,961)            4,697          (31,646)
------------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before
cumulative effect of a change in accounting principle              6,117               337             7,138          (73,488)

Loss (gain) on disposal of discontinued operations                   372             2,910            (1,548)          16,868
Cumulative effect of a change in accounting principle                  -                 -               322          111,748
------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                            $     5,745       $    (2,573)      $     8,364      $  (202,104)
==============================================================================================================================

Income (loss) per share - basic:

  Continuing operations                                      $      0.13       $      0.01       $      0.15      $     (1.54)
  Discontinued operations                                          (0.01)            (0.06)             0.04            (0.35)
  Cumulative effect of a change in accounting principle                -                 -             (0.01)           (2.35)
------------------------------------------------------------------------------------------------------------------------------
    Income (loss) per share - basic                          $      0.12       $     (0.05)      $      0.18      $     (4.24)
==============================================================================================================================

Income (loss) per share - diluted:

  Continuing operations                                      $      0.13       $      0.01       $      0.15      $     (1.54)
  Discontinued operations                                          (0.01)            (0.06)             0.03            (0.35)
  Cumulative effect of a change in accounting principle                -                 -             (0.01)           (2.35)
------------------------------------------------------------------------------------------------------------------------------
    Income (loss) per share - diluted                        $      0.12       $     (0.05)      $      0.17      $     (4.24)
==============================================================================================================================

Weighted averages shares - basic                                  47,719            47,668            47,687           47,665
Weighted averages shares - diluted                                48,540            48,305            48,315           47,665


CONSOLIDATED CASH FLOW STATEMENTS

Mail-Well, Inc. and Subsidiaries
(in thousands)
(unaudited)

                                                                                                      YEAR ENDED
                                                                                                     DECEMBER 31,
                                                                                               2003               2002

Cash flows from operating activities:
  Income (loss) from continuing operations                                                  $     7,138       $   (73,488)
  Adjustments to reconcile net income (loss) to cash provided by operating activities:
    Depreciation                                                                                 46,069            47,818
    Amortization                                                                                  5,883             7,635
    Write-off of deferred financing costs                                                             -            16,463
    Noncash portion of restructuring, impairment and other charges                                    -            42,282
    Loss on assets held for sale                                                                      -             6,436
    Deferred income taxes                                                                        (8,738)          (27,726)
    Loss on disposal of assets                                                                    1,221               346
    Other noncash charges, net                                                                      435                91
  Changes in operating aassets and liabilities, excluding effects of business sold:
    Accounts receivables                                                                          3,414            12,756
    Inventories                                                                                  14,647             8,906
    Accounts payable and accrued compensation                                                   (15,417)          (11,036)
    Income tax payable                                                                           12,212             4,193
    Other working capital changes                                                                (7,282)           (7,130)
  Other, net                                                                                       (123)           (4,575)
--------------------------------------------------------------------------------------------------------------------------
      Net cash provided by operating activities                                                  59,459            22,971

Cash flows from investing activities:
  Acquisitions                                                                                   (2,800)           (2,610)
  Capital expenditures                                                                          (31,602)          (30,896)
  Proceeds from divestitures, net                                                                 3,864           122,330
  Proceeds from sales of property, plant and equipment                                              682            11,995
--------------------------------------------------------------------------------------------------------------------------
      Net cash (used in) provided by investing activities                                       (29,856)          100,819

Cash flows from financing activities:
  Proceeds from the issuance of long-term debt                                                1,915,452         1,635,102
  Repayment of long-term debt                                                                (1,948,299)       (1,726,718)
  Proceeds from the issuance of common stock                                                         75                18
  Capitalized loan fees                                                                            (484)          (18,624)
--------------------------------------------------------------------------------------------------------------------------
      Net cash used in financing activities                                                     (33,256)         (110,222)

Effect of exchange rate changes on cash and cash equivalents                                      1,310              (985)
--------------------------------------------------------------------------------------------------------------------------

Net (decrease) increase in cash and cash equivalents                                             (2,343)           12,583
  Cash flows from discontinued operations                                                             -           (10,827)
Cash and cash equivalents at beginning of year                                                    2,650               894
--------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                                  $       307       $     2,650
==========================================================================================================================

SEGMENT RESULTS

Mail-Well, Inc. and Subsidiaries
(in thousands)
(unaudited)

                                                  THREE MONTHS ENDED                    YEAR ENDED
                                                      DECEMBER 31                       DECEMBER 31
                                                 2003             2002             2003             2002
Net sales:
     Commercial                              $   326,826      $   331,606      $ 1,272,525      $ 1,268,367
     Resale                                       97,474          103,930          399,139          460,338
------------------------------------------------------------------------------------------------------------
          Total net sales                    $   424,300      $   435,536      $ 1,671,664      $ 1,728,705
------------------------------------------------------------------------------------------------------------

Operating income (loss):
     Commercial                              $    19,063      $    10,119      $    58,703      $     1,514
     Resale                                       12,446            9,865           44,704           43,299
     Corporate services                           (2,891)          (6,008)         (17,862)         (77,732)
------------------------------------------------------------------------------------------------------------
          Total operating income (loss)      $    28,618      $    13,976      $    85,545      $   (32,919)
------------------------------------------------------------------------------------------------------------

EBITDA (1):
     Commercial                              $    27,843      $    18,862      $    94,920      $    37,626
     Resale                                       14,823           12,740           54,499           55,446
     Corporate services                           (3,167)          (3,393)         (17,843)         (41,948)
------------------------------------------------------------------------------------------------------------
          Total EBITDA                       $    39,499      $    28,209      $   131,576      $    51,124
------------------------------------------------------------------------------------------------------------

Net sales by product line:
     Commercial printing                     $   201,320      $   205,264      $   781,010      $   764,404
     Envelopes                                   174,457          180,992          691,968          760,487
     Business forms and labels                    48,523           49,280          198,686          203,814
------------------------------------------------------------------------------------------------------------
          Total net sales                    $   424,300      $   435,536      $ 1,671,664      $ 1,728,705
------------------------------------------------------------------------------------------------------------

     (1) See Appendix 2 in the Supplemental Information to the Press Release for the definition of EBITDA, reconciliation to net income and the reasons why EBITDA is a relevant non-GAAP financial measure for Mail-Well.

APPENDIX 1 - REPORTED RESULTS LESS THE IMPACTS OF DIVESTITURES AND RESTRUCTURING ACTIVITIES (1)
Mail-Well, Inc. and Subsidiaries

Note: The impact on the results in 2003 of restructuring and divestitures are not included in this analysis due to the fact that these amounts do not significantly impact the reported amounts in 2003, and therefore, are not needed for comparability of results (on a year-to-date basis, restructuring was $1.5 million, offset by income of the divested operations of $1.5 million). These charges were significant in 2002, and therefore, are excluded for comparability purposes. Any such charges in 2004 will be included in ongoing operations unless they again become significant and affect comparability of results.

(in thousands)
(unaudited)

                                                                       THREE MONTHS ENDED                      YEAR ENDED
                                                                            DECEMBER 31                       DECEMBER 31
                                                                       2003             2002             2003             2002

Net sales:
     Reported                                                      $   424,300      $   435,536      $ 1,671,664      $ 1,728,705
     Less divested operations:
          Filing products division - Resale                                  -                -                -          (42,340)
          Digital graphics operations - Commercial                           -           (3,407)               -          (14,105)
----------------------------------------------------------------------------------------------------------------------------------
     Ongoing revenues                                              $   424,300      $   432,129      $ 1,671,664      $ 1,672,260
----------------------------------------------------------------------------------------------------------------------------------

Operating income:
     Reported                                                      $    28,618      $    13,976      $    85,545      $   (32,919)
     Less divested operations:
          Filing products division - Resale                                  -                -                -           (3,429)
          Digital graphics operations - Commercial                           -            1,280                -              (50)
     Restructuring and other charges                                         -           11,342                -           74,551
     Impairments and write-off of deferred financing fees (2)                -                -                -           35,741
----------------------------------------------------------------------------------------------------------------------------------
     Ongoing operating income                                      $    28,618      $    26,598      $    85,545      $    73,894
----------------------------------------------------------------------------------------------------------------------------------

EBITDA:
     EBITDA as defined (3)                                         $    39,499      $    28,209      $   131,576      $    51,124
     Less divested operations:
          Filing products division - Resale                                  -                -                -           (3,314)
          Digital graphics operations - Commercial                           -             (619)               -           (1,337)
     Restructuring and other charges                                         -           11,342                -           74,551
----------------------------------------------------------------------------------------------------------------------------------
     Ongoing EBITDA                                                $    39,499      $    38,932      $   131,576      $   121,024
----------------------------------------------------------------------------------------------------------------------------------


     (1) This schedule provides an analysis of the results of operations excluding restructuring expenses, operations divested in 2002 and 2003 and other charges that resulted primarily from our 2001 strategic plan and other strategic initiatives. We believe this information is useful in understanding our operating results and the ongoing performance of our underlying businesses.

     (2)  Non-cash write-offs excluded from EBITDA

     (3) See Appendix 2 in the Supplemental Information to the Press Release for the definition of EBITDA, reconciliation to net income and the reasons why EBITDA is a relevant non-GAAP financial measure for Mail-Well.

APPENDIX 2 - RECONCILIATION OF NET INCOME TO EBITDA (1)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2003 AND 2002

Mail-Well, Inc. and Subsidiaries
(in thousands)
(unaudited)

                                                         FOR THE THREE MONTHS ENDED DECEMBER 31, 2003
                                                    COMMERCIAL        RESALE       CORPORATE        TOTAL

Net income (loss)                                    $  18,676      $  12,366      $ (25,297)     $   5,745
Gain on sale of assets held for sale (2)                     -              -           (117)          (117)
Loss on disposal of discontinued operations (2)              -              -            372            372
Interest                                                     -              -         17,728         17,728
Taxes                                                        -              -          4,018          4,018
Depreciation                                             8,865          2,223            129         11,217
Amortization                                               302            234              -            536
------------------------------------------------------------------------------------------------------------

    EBITDA                                           $  27,843      $  14,823      $  (3,167)     $  39,499


                                                         FOR THE THREE MONTHS ENDED DECEMBER 31, 2002
                                                    COMMERCIAL        RESALE       CORPORATE        TOTAL

Net income (loss)                                    $   9,864      $   9,786      $ (22,223)     $  (2,573)
Loss on disposal of discontinued operations (2)              -              -          2,910          2,910
Interest                                                     -              -         17,908         17,908
Taxes                                                        -              -         (3,961)        (3,961)
Depreciation                                             8,806          2,719          1,705         13,230
Amortization                                               192            235            268            695
------------------------------------------------------------------------------------------------------------

    EBITDA                                           $  18,862      $  12,740      $  (3,393)     $  28,209


(1) This is a reconciliation of net income to earnings from continuing operations before interest, taxes, depreciation and amortization ("EBITDA") is presented above. We believe EBITDA provides useful supplemental information to investors since it excludes the impact of investing or financing transactions on our operating results.

(2) Non-cash charges (credits) excluded from EBITDA

APPENDIX 2 - RECONCILIATION OF NET INCOME TO EBITDA (1)
FOR THE YEAR ENDED DECEMBER 31, 2003 AND 2002

Mail-Well, Inc. and Subsidiaries
(in thousands)
(unaudited)
                                                                         FOR THE YEAR ENDED DECEMBER 31, 2003

                                                               COMMERCIAL        RESALE         CORPORATE         TOTAL

Net income                                                     $   57,527      $   44,457      $  (93,620)     $    8,364
Gain on sale of assets held for sale (2)                                -               -            (117)           (117)
Gain from disposal of discontinued operations                           -               -          (1,548)         (1,548)
Cumulative effect of a change in accounting principle (2)               -               -             322             322
Interest                                                                -               -          71,891          71,891
Taxes                                                                   -               -           4,697           4,697
Depreciation                                                       36,430           9,106             532          46,068
Amortization                                                          963             936               -           1,899
--------------------------------------------------------------------------------------------------------------------------

    EBITDA                                                     $   94,920      $   54,499      $  (17,843)     $  131,576


                                                                         FOR THE YEAR ENDED DECEMBER 31, 2002

                                                               COMMERCIAL        RESALE         CORPORATE         TOTAL

Net income                                                     $      701      $   43,057      $ (245,862)     $ (202,104)
Impairment loss on assets held for sale (2)                             -               -           6,436           6,436
Impairment loss on former discontinued operation (2)                    -               -          12,842          12,842
Loss on early extinguishment of debt (2)                                -               -          16,463          16,463
Loss on disposal of discontinued operations (2)                         -               -          16,868          16,868
Cumulative effect of a change in accounting principle (2)               -               -         111,748         111,748
Interest                                                                -               -          70,461          70,461
Taxes                                                                   -               -         (31,646)        (31,646)
Depreciation                                                       36,015          11,389             415          47,819
Amortization                                                          910           1,000             327           2,237
--------------------------------------------------------------------------------------------------------------------------

    EBITDA                                                     $   37,626      $   55,446      $  (41,948)     $   51,124



(1) This is a reconciliation of net income to earnings from continuing operations before interest, taxes, depreciation and amortization ("EBITDA") is presented above. We believe EBITDA provides useful supplemental information to investors since it excludes the impact of investing or financing transactions on our operating results.

(2) Non-cash charges (credits) excluded from EBITDA